EXECUTION VERSION

VOTING AGREEMENT
VOTING AGREEMENT, dated as of May 20, 2019 (this “Agreement”), by and between Infrastructure and Energy Alternatives, Inc., a Delaware corporation with offices located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 (the “Company”) and the M III Sponsor I LLC (the “Stockholder”).
WHEREAS, the Company entered into that certain Equity Commitment Agreement, dated as of May 14, 2019 (the “Equity Commitment Agreement”, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; capitalized terms not defined herein shall have the meanings ascribed to them in the Equity Commitment Agreement), with each Commitment Party and, (solely for purposes of Section 5.7, 5.8, 6.3 and 9.14 in the Equity Commitment Agreement), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“GFI”), pursuant to which, among other things, the Company has agreed to issue and sell to the Commitment Parties certain shares of Series B Preferred Stock and warrants to acquire shares of Common Stock on the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the Equity Commitment Agreement, Infrastructure and Energy Alternatives, LLC and GFI are consenting to the issuance of the Series B Preferred Stock and the entry into the Amended and Restated Certificate of Designations of the Series A Preferred Stock in connection therewith (the “Series A Amended Certificate”);
WHEREAS, as of the date hereof, the Stockholder owns 1,400,492 shares of Common Stock (the “Stockholder Shares”), which represent (i) approximately 6.3% of the total issued and outstanding Common Stock and (ii) approximately 6.3% of the total voting power of the Company; and
WHEREAS, in connection with the entry into the Series A Amended Certificate, the Stockholder has agreed to enter into this Agreement with respect to all the Stockholder Shares and any other securities of the Company now owned (the “Other Securities”, and together with the Stockholder Shares, the “Stockholder Securities”), if any, which such Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
VOTING AGREEMENT OF THE STOCKHOLDER
SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, the Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholder shall vote the Stockholder Securities, which the Stockholder is currently entitled to vote, or after the date hereof become entitled to vote, at any meeting of the stockholders of the Company in favor of (i) the Stockholder Rule 5635 Approval in accordance with Section 5.6(f) of the Equity Commitment Agreement (the “ECA Stockholder Rule 5635 Approval”) and the (ii) Stockholder Rule 5635 Approval as defined in the Series A Amended Certificate (together with the ECA Stockholder Rule 5635 Approval, the “Stockholder Rule 5635 Approvals”). The Stockholder acknowledges receipt and review of a copy of the Equity Commitment Agreement and the Series A Amended Certificate. The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the earlier of (i) the distribution of all the Stockholder Securities in compliance with Section 4.01 hereof, provided that transferees pursuant to Section 4.01 are not released or discharged of their obligations under this Section 1.01, (ii) the occurrence of both of the Stockholder Rule 5635 Approvals and (iii) solely in the case of the ECA Stockholder Rule 5635 Approval, the date on which no further Warrants may be issued pursuant to Sections 5.6(b), (c) and (e) of the Equity Commitment Agreement.
SECTION 1.02. Other Votes. Notwithstanding anything in this Article I to the contrary, the Stockholder shall remain free to vote the Stockholder Securities with respect to any matter not covered by Section 1.01 or the A&R Investor Rights Agreement in any manner the Stockholder deems appropriate, subject to the A&R Investor Rights Agreement and the Company’s certificate of incorporation and bylaws.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder hereby represents and warrants to the Company and each of the Investors as follows:
SECTION 2.01. Authority Relative to this Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.
SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder Securities owned by the Stockholder is bound.
(b)    Except for a filing of an amendment to Schedule 13D to the extent required by the Securities Exchange Act of 1934, as amended, the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.
SECTION 2.03. Title to the Stock. As of the date hereof, the Stockholder is the owner of record of the Stockholder Shares, entitled to vote, without restriction, on all matters brought before holders of Common Stock. Such shares of Common Stock are all the securities of the Company owned, either of record or beneficially, by the Stockholder. Such Common Stock is owned free and clear of all Encumbrances (as defined below). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by the Stockholder in respect of the Stockholder Rule 5635 Approvals.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Stockholder as follows:
SECTION 3.01. Authority Relative to this Agreement. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.
SECTION 3.02. No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Company.

ARTICLE IV
COVENANTS
SECTION 4.01. No Disposition or Encumbrance of Stock. The Stockholder hereby covenants and agrees that, prior to the record date of the stockholders meeting to be held to consider the Stockholder Rule 5635 Approvals, the Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Stockholder Securities, directly or indirectly, other than to persons or other entities that, as a condition precedent to the effectiveness of such Encumbrance, agree to be bound by the terms hereof as the holder of Stockholder Securities, provided that the Stockholder may distribute up to 100,000 shares of Common Stock to any of its members (except Mohsin Y. Meghji and Charles Garner) who do not agree to be bound by the terms hereof, provided further that the restrictions in this Section 4.01 shall not apply after September 30, 2019 if (a) the Company has not held a stockholders meeting to consider the Stockholder Rule 5635 Approvals and (b) GFI has consented to an extension of the Company’s obligation to hold such a meeting past September 30, 2019.
SECTION 4.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and the Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Stockholder Securities subject to this Agreement.
SECTION 4.03. Stockholder’s Capacity. The Company acknowledges that (a) the Stockholder is not making any representation, warranty, agreement or understanding herein in its capacity as a director or officer of the Company, (b) the Stockholder is executing this agreement solely in its capacity as the direct or indirect owner of the Stockholder Securities and (c) nothing herein shall limit or affect any actions taken by the Stockholder or its designees or representatives in their capacity as a director or officer of the Company.
ARTICLE V
MISCELLANEOUS
SECTION 5.01. Further Assurances. The Stockholder shall execute and deliver such further documents and instruments, and shall take all further action as may be reasonably requested by the Company, as necessary in order to consummate the transactions contemplated hereby.
SECTION 5.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
SECTION 5.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.
SECTION 5.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
SECTION 5.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
SECTION 5.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 5.07. Termination. This Agreement shall automatically terminate immediately following the occurrence of both of the Stockholder Rule 5635 Approvals.
SECTION 5.08. Non-Recourse. This Agreement may be enforced only against, and any action, legal proceeding or claim based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. With respect to each party, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of such named party shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any action, legal proceeding or claim based on, arising out of or related to this Agreement or the transactions contemplated hereby and thereby. The provisions of this Section 5.08 are intended to be for the benefit of, and enforceable by the directors, officers, employees, incorporators, members, partners, stockholders, agents, attorneys, advisors, lenders and other representatives and Affiliates referenced in this Section 5.08, and each such Person shall be a third-party beneficiary of this Section 5.08.
SECTION 5.09. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to each other party hereto (including via facsimile or other electronic transmission), it being understood that each party hereto need not sign the same counterpart.
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IN WITNESS WHEREOF, the Stockholder and the Company have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President, General Counsel and Secretary

Address: 6325 Digital Way
Suite 460
Indianapolis, Indiana 46278

STOCKHOLDER: M III Sponsor I, LLC By: /s/ Mohsin Y. Meghji Name: Mohsin Y. Meghji Title: Managing Member